Registration No. 333-_____________


As filed with the Securities and Exchange Commission on June 3, 1997



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                    _______________________

                            FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933
                      _______________________

                      USFREIGHTWAYS CORPORATION
          (Exact name of registrant as specified in its charter)

         Delaware                                              36-3790696
(State or other Jurisdiction                                (I.R.S. Employer
of incorporation or organization)                        Identification Number)

      9700 Higgins Road                                   (847) 696-0200
   Rosemont, Illinois 60018                        (Telephone number, including
(Address, including Zip Code, of                   area code, of registrant's
registrant's principal executive offices)          principal executive offices)

               USFREIGHTWAYS CORPORATION LONG-TERM INCENTIVE PLAN

                            J. Campbell Carruth
                          Chief Executive Officer
                         USFreightways Corporation
                             9700 Higgins Road
                          Rosemont, Illinois 60018
                             (847) 696-0200

                                Copy to:

                            Richard C. Pagano
                 Vice President, General Counsel & Secretary
                       9700 Higgins Road, Suite 570
                         Rosemont, Illinois 60018
                         Telephone: (847) 692-0286

(Name, address, including zip code and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Title of each class of                          Proposed maximum       Proposed maximum
securities to be         Amount to be           offering price per     aggregate offering      Amount of
registered               registered*            share**                price**                 registration fee**
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, par
value $.01 per share     2,000,000               $ 25.3125               $ 50,625,000.00            $ 15,339.38
======================== ====================== ====================== ======================= ======================

* This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

** Pursuant to Rule 457(h), the registration fee was computed on the basis of the high and low prices of the registrant's Common Stock on the NASDAQ/National Market System on June 2, 1997.

PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by USFreightways Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

i.  the Company's Annual Report on Form 10-K for the year ended
    December 28, 1996;

ii. the Company's Quarterly Report on Form 10-Q for the period ended March 29, 1997;

iii. the Company's Current Reports contained on Form 8-K dated January 7, 1997;

iv. the description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 10 under the Exchange Act with respect to such stock and all amendments and reports filed for purposes of updating such descriptions; and

v. the description of the Company's stock purchase rights contained in the Company's Registration Statement on Form 8-A, dated March 18, 1994, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The By-laws of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law.
Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless a court determines otherwise.

         The Restated Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director, provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under
Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8.Exhibits.

         See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.


          The undersigned registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 3rd day of June, 1997.

                                       USFreightways Corporation


                                       By: /s/ Christopher L. Ellis
                                           ________________________
                                               Christopher L. Ellis
                                               Senior Vice President, Finance &
                                               Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 3rd day of June, 1997.

  Signature                                                       Title

/s/ J. Campbell Carruth *
    ___________________
    J. Campbell Carruth              President, Chief Executive Officer and
                                     Director (Principal Executive Officer)

/s/ Christopher L. Ellis
    ____________________
    Christopher L. Ellis             Senior Vice President, Finance, and
                                     Chief Financial Officer
                                    (Principal Financial Officer)

/s/ Robert S. Owen
    ______________
    Robert S. Owen                  Controller and Principal Accounting Officer

/s/ Robert V. Delaney *
    _________________
    Robert V. Delaney                Director

/s/ Robert P. Neuschel *
    __________________
    Robert P. Neuschel               Director

/s/ Neil  A. Springer *
    _________________
    Neil  A. Springer                Director

/s/ William N. Weaver, Jr. *
    ______________________
    William N. Weaver, Jr.           Director

/s/ Morley Koffman *
    ______________
    Morley Koffman                   Director

/s/ John W. Puth *
    ____________
    John W. Puth                     Director


*By: /s/ Christopher L. Ellis
         ____________________
         Christopher L. Ellis,
            Attorney-in-Fact

                              EXHIBIT INDEX



Exhibit                    Document
Number                     Description
_______                    ___________

4.1 Amended and Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3.1 to USFreightways Corporation Transition Report on Form 10-K, from
           June 29, 1991 to December 28, 1991); Certificate of Designation for Series A Junior Participating Cumulative Preferred Stock
          (incorporated by reference from Exhibit 3(a) to USFreightways
           Corporation Annual Report on Form 10-K for the year ended
           January 1, 1994); Certificate of Amendment of Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3(i) to USFreightways Corporation Report on Form 10-Q for the quarter ended June 29, 1996).

4.2 Bylaws of USFreightways Corporation, as restated May 3, 1996 (incorporated by reference from Exhibit 3(ii) to USFreightways
           Corporation Report on Form 10-Q for the quarter ended June 29,1996).

4.3 Form of Rights Agreement, dated as of February 4, 1994, between USFreightways Corporation and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to USFreightways Corporation's registration statement on Form 8-A filed with the Securities and Exchange Commission on March 18, 1994).

4.4        USFreightways Corporation Long-Term Incentive Plan

5          Opinion of Sachnoff & Weaver, Ltd.

23         Consent of KPMG Peat Marwick

24         Powers of Attorney